VOYAGEUR INTERMEDIATE TAX FREE FUNDS

Registration No. 811-04364
FORM N-SAR
Semi-Annual Period Ended February 29, 2012

SUB-ITEM 77Q.1: Exhibits

Exhibit Reference

77.Q.1(e) Investment Management Agreement (January 4, 2010) by and between
Voyageur Intermediate Tax Free Funds and Delaware Management
Company, a series of Delaware Management Business Trust, attached as
Exhibit.
WS: MFG_Philadelphia: 858867: v1
WS: MFG_Philadelphia: 858867: v1